LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (the “Agreement”) is made effective as of September 17, 2015, by and among Calpian, Inc., a Texas corporation (the “Company”), and Hall Phoenix/Inwood, Ltd. a Texas limited partnership (the “Lender”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.

WHEREAS, the Lender will loan Two Million Dollars ($2,000,000.00) to the Company for general working capital purposes as described herein (the “Loan”); and

WHEREAS, the parties wish to provide for the sale and issuance of a Note in return for the provision by the Lender of the Loan to the Company.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Definitions.

1.“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to the Company.

2.“Act” means the Securities Act of 1933, as amended.

3.“Change of Control” shall mean a sale, conveyance or other disposition of all or substantially all of the property or business of the Company (other than to a wholly-owned subsidiary of the Company), or a merger or consolidation with or into any other corporation or other business transaction or series of transactions as a result of which shareholders of the Company immediately prior to the transaction would hold less than a majority of the voting interests of the Company (or successor or parent company thereof) after the transaction; provided that a Change of Control shall not include any transaction or series of related transactions principally for bona fide equity financing purposes (including, but not limited to, the Next Equity Financing) in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof occurs.

4.“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Texas; provided, that, to the extent that the Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Texas, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

5.“Collateral” means of all of the Company’s right, title and interest in and to the following personal property: all goods, Accounts, Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all the Company’s books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

6.“Common Stock” shall mean the Company’s common stock, par value $0.001per share.

7.“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), equity shares, common stock, including options and warrants, or their equivalent.

8.“DPPL” means Digital Payments Processing Limited, a public limited company incorporated under the (Indian) Companies Act, 1956.

9.“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles, and any interest in any of the foregoing.

10.“Equity Securities” shall mean equity shares, common stock, preferred stock or their equivalent or any securities conferring the right to purchase equity shares, common stock, preferred stock or their equivalent or securities convertible into, or exchangeable for (with or without additional consideration), equity shares, common stock, preferred stock, or their equivalent.

11.“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all intellectual property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

12.“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of the Company’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

13.“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

14.“Maturity Date” shall mean September 30, 2016.

15.“MMPL” means My Mobile Payments Limited, a public limited company incorporated under the (Indian) Companies Act, 1956.

16.“New Securities” means, collectively, Equity Securities of the Company, whether or not currently authorized, Derivative Securities and any rights, options, or warrants to purchase such Equity Securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable (in each case, directly or indirectly) for such Equity Securities; provided however, that “New Securities” shall exclude Equity Securities issued pursuant to an equity incentive plan approved by the Company’s shareholders.

17.“Next Equity Financing” shall mean the next sale (or series of related sales) by the Company, DPPL, MMPL or all of their Equity Securities following the date of this Agreement from which the Company, DPPL, MMPL or all receives aggregate gross proceeds of not less than Four Million United States Dollars (USD$4,000,000.00).

18. “Note” shall mean the secured promissory note issued to Lender pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit A.

19.“Person” shall mean any individual, partnership, limited liability company, corporation, trust, joint venture, unincorporated organization, other legal entity, government or agency or political subdivision thereof.

2.	Terms of the Note

2.1    Issuance of Note. In return for Two Million Dollars ($2,000,000.00) from Lender, the receipt of which is hereby acknowledged, the Company hereby agrees to issue and sell to Lender, and Lender agrees to purchase Note on the terms and conditions set forth herein, to be paid to the Company by check or wire transfer or cancellation of indebtedness or a combination thereof on or before the date of the Closing (as defined below)

2.2    Conversion of Note.

2.2.1.    Next Equity Financing.  The outstanding principal and unpaid accrued interest of the Note shall be automatically converted into Equity Securities issued in the Next Equity Financing at a price equal to the lesser of (a) $0.60 per share or (b) 85% of the price paid per share for Equity Securities by the investors in the Next Equity Financing (the “Conversion Price”). If Equity Securities of DPPL or MPPL are sold the sales price of their Equity Securities will be converted to United States Dollars to determine the Conversion Price. The number of Equity Securities of the Company to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on each Note, on the date of conversion, by the Conversion Price.  At least three (3) days prior to the closing of the Next Equity Financing, the Company shall deliver notice to Lender (or, if no such address appears or is given, at the place where the principal executive office of the Lender is located), notifying the Lender of the conversion to be effected and the terms under which the Equity Securities of the Company will be sold in such financing.  The issuance of Equity Securities pursuant to the conversion of the Note shall be upon and subject to the same terms and conditions applicable to the Equity Securities sold in the Next Equity Financing. Notwithstanding the foregoing, if the outstanding principal and unpaid accrued interest of the Note is converted into Common Stock and within six (6) months after the closing of the Next Equity Financing the Company, DPPL or MMPL sells Equity Securities at a price, determined in United States Dollars, at a price that is less than the Conversion Price (the “Lower Conversion Price”), then the number of shares of Common Stock to be issued to Lender shall be recalculated using the Lower Conversion Price in lieu of the Maturity Conversion Price, and the Company shall issue the additional shares of Common Stock resulting from the new calculation to Lender within thirty (30) days after the closing of the sale of the Equity Securities giving rise to the Lower Conversion Price.

2.2.2.    Maturity Conversion.  If the Next Equity Financing has not occurred on or before the Maturity Date, the outstanding principal and unpaid accrued interest of the Note, at the option of the Lender, upon delivery of written notice to the Company on or after the Maturity Date, may be paid in cash or converted into Common Stock at a price per share equal to the lower of (a) $0.60 or (b) 85% of the average volume weighted price of the Company’s Common Stock for the ten (10) trading days preceding the Maturity Date (the “Maturity Conversion Price”).  The number of shares Common Stock to be issued upon conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on a Note to be converted, or portion thereof, on the date of conversion by the Maturity Conversion Price.

2.2.3.    Change of Control. In the event of a Change of Control the outstanding principal and unpaid accrued interest due on such Note shall, at the option of the Lender, either (i) be due and payable in full immediately prior to the closing of the Change of Control or (ii) be converted into Common Stock at a price per share equal to the lower of (a) $0.60 or (b) 85% of the average volume weighted price of the Company’s Common Stock for the ten (10) trading days preceding the date on which the Change of Control is publicly announced (the “Control Conversion Price”). At least ten (10) days prior to the closing of the Change of Control, the Company shall notify the Lender in writing of the terms of the Change of Control.  If the Lender fails to make an election within five (5) days after such notice is given by the Company, all outstanding principal and unpaid accrued interest due on such Note shall be converted into Common Stock. The number of Common Stock to be issued upon conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on a Note to be converted, or portion thereof, on the date of conversion by the Control Conversion Price.

2.2.4    Voluntary Conversion. The Lender shall have the option to convert the outstanding principal and unpaid accrued interest due on such Note into Common Stock at a price per share equal to the lower of (a) $0.60 or (b) 85% of the average volume weighted price of the Company’s Common Stock for the ten (10) trading days preceding the date on which the Lender gives written notice of conversion to the Company (the “Voluntary Conversion Price”). The number of Common Stock to be issued upon conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on a Note to be converted, or portion thereof, on the date of conversion by the Voluntary Conversion Price.

2.2.5.    No Fractional Shares.  Upon the conversion of a Note pursuant to 2.2.1, 2.2.2, 2.2.3 or 2.2.4 any fraction of a share will be rounded down to the next whole share.

2.2.6.    Mechanics of Conversion.  The Company shall not be required to issue or deliver the Equity Securities until the Note holder has surrendered the Note to the Company.  Upon the conversion of any Note, the Lender shall have no further rights under the Note.

2.3.    Closing. The closing (the “Closing”) of the purchase of the Note shall be effective as of September 17, 2015.

2.4.    Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lender the following:

2.4.1.    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on its business as now conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.4.2.    Authorization. All corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement.  The Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement, the valid and enforceable obligations they purport to be, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights.

2.4.3.    Loan. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the execution of this Agreement based upon a reasonable belief that the loan provided for herein is appropriate for the Company after reasonable inquiry concerning its financial objectives and financial situation.

2.4.4.    SEC Filings.

2.4.4.1.    Company Reports; Financial Statements. Except as disclosed in Schedule 2.4.4.1 hereto, since January 1, 2013 (the “Applicable Date”), the Company has filed or furnished, as applicable, all forms, certifications, reports, statements and documents required to be filed or furnished by it with the United States Securities and Exchange Commission (“SEC”) pursuant to the Act and the Securities Exchange Act (the “Exchange Act”) (the forms, statements, reports and documents filed or furnished since the Applicable Date, including any amendments thereto, the “Company SEC Reports”). Each of the Company SEC Reports, at the time of its filing or being furnished (or, if amended, as of the time of such amendment), complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any rules and regulations promulgated thereunder applicable to the Company SEC Reports. As of their respective dates (or, if amended, as of the date of such amendment), (x) each Company SEC Report filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading and (y) each Company SEC Report filed pursuant to the Securities Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

2.4.4.2.    Company Controls and Procedures. The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company SEC Reports. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“GAAP”). Since the Applicable Date, the Company has not received any written notification of any (i) “significant deficiency” or (ii) “material weakness” (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) in the Company’s internal controls over financial reporting.

2.4.4.3    Financial Statements. Except as disclosed in Schedule 2.4.4.3 hereto, each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of its date and each of the consolidated statements of income, equity and cash flows included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) (such balance sheets and statements of income, equity and cash flows, including any related notes and schedules, collectively, the “Company Financial Statements”) fairly presents in all material respects the consolidated results of operations and cash flows, as the case may be, of the Company and its consolidated Subsidiaries for the periods then ended (subject, in the case of unaudited statements, to the absence of notes and year-end adjustments), in each case, in accordance with GAAP, except as may be noted therein or in the notes thereto.

2.4.4.4.    Off-Balance Sheet Arrangements. Neither the Company nor any of its subsidiaries is a party to any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S K of the SEC)), where the result, purpose or effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the Company’s or such subsidiary’s audited financial statements or other Company SEC Reports.

2.4.4.5.    Item 404 Disclosure. As of the date hereof, there are no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company SEC Reports.

2.4.4.6.    FCRP Compliance. Since the Applicable Date, neither the Company, any of its subsidiaries, nor any of its or their representatives, has, in the course of its actions for, or on behalf of, any of them, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.5.    Representations and Warranties of the Lender.  In connection with the transactions provided for herein, Lender hereby represents and warrants to the Company that:

2.5.1.    Authorization. This Agreement constitutes Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights.  Lender represents that it has full power and authority to enter into this Agreement.

2.5.2.    Purchase Entirely for Own Account. Lender acknowledges that this Agreement is made with Lender in reliance upon Lender’s representation to the Company that the Note and any Equity Securities issuable upon conversion of the Note (collectively, the “Securities”) will be acquired for investment solely for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in or otherwise distributing the same.  By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

2.5.3.    Disclosure of Information. Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.  Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Lender. In evaluating the suitability of an investment in the Company, the Lender has not relied upon any representation or information (oral or written) other than as stated in this Agreement. Lender acknowledges that the Company’s Form 10-K for the fiscal year ended March 31, 2015 was due to the SEC on June 29, 2015, but not filed, and the Company’s Form 10-Q for the quarterly period ended June 30, 2015 was due to the SEC on August 14, 2015, but not filed. As a result, there is limited information available about the Company’s financial results of operations, or otherwise, for periods subsequent to filing, and periods presented in, its Form 10-Q for the period ended December 31, 2014. Lender is purchasing the Securities without the information that would normally be available to investors if the Company filed the reports described above and after reviewing and understanding all information provided to Lender in Schedules 2.4.4.1 and 2.4.4.3, or otherwise.

2.5.4.    Investment Experience. Lender acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

2.5.5.    Accredited Investor. Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

2.6.    Restricted Securities. Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

2.7.    Legends. It is understood that the Securities may bear the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.”

“THESE SECURITIES ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT CERTAIN LOAN AND SECURITY AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.”

Any legend required by the blue sky laws of any state to the extent such laws are applicable to the securities represented by the certificate or other document so legended.

2.8.    Defaults and Remedies.

2.8.1.    Events of Default. The following events shall be considered events of default with respect to each Note (each individually an “Event of Default”):

2.8.1.1.    If the Company defaults in the payment of any part of the principal or unpaid accrued interest on the Note and the Company fails to cure such breach within five (5) days after receipt of written notice thereof from Lender, after the earlier of (i) the date on which the Lender demands payment on or subsequent to the Maturity Date or (ii) the date fixed for payment by acceleration or otherwise; or

2.8.1.2.    If the Company makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files a voluntary petition for bankruptcy, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or files any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders take any action looking to the dissolution or liquidation of the Company; or

2.8.1.3.    If upon sixty (60) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding has not been dismissed, or if upon sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment has not been vacated; or

2.8.1.4.    The Company’s senior secured debt payable to Granite Hill is not paid in full and all liens in favor of Granite Hill are not release by October 31, 2015; or

2.8.1.5.    The Company’s convertible subordinated debt in the amount of $3,170,000.00 plus accrued interest is not subordinated to the Loan on terms and conditions acceptable to the Lender, paid or converted into shares of the Company’s Common Stock on or before October 31, 2015; or

2.8.1.6    The Company fails to make the application required under Section 4.3 by October 31, 2015, except that such date shall be extended by the number of aggregate days taken by the Lender to furnish to the Company any information reasonably requested by the Company’s counsel in connection with such application for approval; or

2.8.1.7    If approval of the security interest granted by Section 4 hereof is required by the Reserve Bank of India or any other regulatory agency in India such approval is not obtained within 140 days after the application for approval is filed with Reserve Bank of India and any other regulatory agency in India whose approval is required, except that such 140 day allowance shall be extended by the number of aggregate days taken by the Lender to furnish to the Company any information reasonably requested by the Company’s counsel in response to the Reserve Bank of India during the approval process and, since Lender’s counsel shall have an opportunity to review the accuracy and sufficiency of the application prior to its submission, the number of days lost by a deficiency found in the application for approval by the Reserve Bank of India; or

2.8.1.8    The Company materially defaults in the performance of any of its covenants contained in this Agreement or the Note.

2.8.2.    Remedies.

2.8.2.1.    Upon the occurrence of an Event of Default under Section 2.8.1 hereof, at the option and upon the declaration of the Lender and upon written notice to the Company, the entire unpaid principal and accrued and unpaid interest on the Note shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Lender may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under the Note and exercise any and all other remedies granted to it under the Code, at law, in equity or otherwise.

2.8.2.2.    In addition to the remedies provided for in Section 2.8.2.1, upon the occurrence of an Event of Default under Section 2.8.1.4 and 2.8.1.5 hereof the Voluntary Conversion Price will be reduced to the lower of (a) $0.45 or (b) 85% of the average volume weighted price of the Company’s Common Stock for the ten (10) trading days preceding the date on which the Lender gives written notice of conversion.

2.8.2.3.    In addition to the remedies provided for in Section 2.8.2.1, upon the occurrence of an Event of Default under Section 2.8.1.6 and 2.8.1.7 hereof the Voluntary Conversion Price will be reduced to the lower of (a) $0.15 or (b) 85% of the average volume weighted price of the Company’s Common Stock for the ten (10) trading days preceding the date on which the Lender gives written notice of conversion.

3.    Rights To Future Stock Issuances.

3.1    Right of First Refusal. Subject to the terms and conditions of this Section 3 and applicable securities laws, if the Company proposes to sell any New Securities, the Company shall offer to sell a portion of New Securities to Lender as described in this Section 3.1. Lender shall be entitled to apportion the right of first refusal hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate. The right of Lender to purchase New Securities pursuant to this Section 3 shall be conditioned upon Lender being able to establish to the Company’s reasonable satisfaction that such party is an “accredited investor” as defined in the Act. The rights provided for in this Section 3 will terminate at such time as all obligations arising under this Agreement and the Note are paid in full or until the principal amount of the Note and all accrued interest is converted into shares of the Company’s Common Stock.

3.2    Company Notice. The Company shall give notice (the “Offer Notice”) to the Lender, stating (a) its bona fide intention to sell such New Securities, (b) the number of such New Securities to be sold, (c) the price and terms, if any, upon which it proposes to sell such New Securities and (d) the identities of the Persons to whom the Company proposes to sell such New Securities.

3.3    Lender’s Right. By written notice (the “Lender Notice”) to the Company within twenty (20) days after the Offer Notice is given, Lender may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, some or all of the New Securities covered by the Offer Notice. The closing of any sale pursuant to this Section 3.3 shall occur on the earlier of thirty (30) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 3.4.

3.4     Sale of Securities. If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 3.3, the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 3.3, offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Lender in accordance with this Section 3.

4.    Security Interest.

4.1    Grant of Security Interest. As collateral security for the indebtedness represented by the Note, Company hereby pledges and grants to the Lender a priority lien on and security interest in and to, and agrees and acknowledges that Lender has and shall continue to have, such a security interest in and to, and assigns, transfers, pledges, and conveys to Lender, all of the Company’s right, title, and interest in and to the Collateral now owned or hereafter acquired, wherever located, howsoever arising or created, and whether now existing or hereafter arising, existing, or created. Lender acknowledges that until the Company’s indebtedness to Granite Hill Capital Ventures, LLC, a Delaware limited liability company (“Senior Lender”) is paid in full it will have a second (2nd) priority lien on all of the Collateral. Upon payment of the indebtedness to the Senior Lender then Lender will have a first lien on all of the Collateral. Lender agrees no further security interests will be granted in any Collateral without the Lender’s prior written consent.

4.2    Authorization to File Financing Statements. Company hereby authorizes Lender to file financing statements, without notice to the Company, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder, including a notice that certain dispositions of the Collateral shall be deemed to violate the rights of Lender under the Code.

4.3    Application for Pledge Approval.    On or before October 31, 2015 the Company will apply to the Reserve Bank of India, and any other regulatory agency in India whose approval is required, for approval to grant a security interest in the shares of DPPL owned by the Company, except that such date shall be extended by the number of aggregate days taken by the Lender to furnish to the Company any information reasonably requested by the Company’s counsel in connection with such application for approval. If the required regulatory approval is obtained, subject to any obligations to the Senior Lender, the Company will deliver the certificates representing all DPPL shares to Lender within three business days after receipt of the approval and within thirty days after receipt of the approval register the pledge of the DPPL shares with the Registrar of Companies and take all other necessary action to perfect Lender’s lien on the DPPL shares.

5.	Miscellaneous.

5.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2    Governing Law. This Agreement and the Note shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents, made and to be performed entirely within the State of Texas.

5.3    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5    Notices. All notices and other communications given or made pursuant hereto shall be in writing (including facsimile or similar electronic transmissions) and shall be deemed effectively given:  (i)

upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 5.5: If to the Company at 500 N. Akard Street, Suite 2850, Dallas, Texas 75201 and if to Lender at 6801 Gaylord Parkway, Suite 100, Frisco, Texas 75034.

5.6    Expenses. The Company and the Lender will each bear their own legal and other expenses with respect to this Agreement. Notwithstanding the foregoing, if any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.7    Entire Agreement; Amendments and Waivers. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and is a novation of any and all prior agreements between the parties with regard to the subjects hereof and thereof.  Any term of this Agreement or the Note may be amended and the observance of any term of this Agreement or the Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lender. Any waiver or amendment effected in accordance with this Section 5.7 shall be binding upon each party to this Agreement.

5.8    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.9    No Usury. This Agreement and the Note are hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Lender hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of Texas.  If at any time the performance of any provision hereof or any Note involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Lender hereof that all payments under this Agreement or the Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth in the Note or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.  The provisions of this Section 5.9 shall never be superseded or waived and shall control every other provision of this Agreement and the Note.

5.10    Information Rights.     The Company shall, upon Lender’s request, deliver the following to the Lender:

5.10.1    As soon as practicable, but in any event within fifty-five (55) days of being made available to the Company after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements, all of which shall be unaudited and prepared in accordance with GAAP (except that such if such financial statements are unaudited they may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP), provided, however, that upon approval of the Company’s Board of Directors, such financial statements shall be audited and certified by independent public accountants of nationally recognized standing selected by the Company.

5.10.2    As soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company.

5.10.3    As soon as practicable, but in any event within forty‑five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (a) be subject to normal year-end audit adjustments and (b) not contain all notes thereto that may be required in accordance with GAAP).

5.10.4    As soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stock-holders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (a) be subject to normal year-end audit adjustments and (b) not contain all notes thereto that may be required in accordance with GAAP).

5.10.5     If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to Section 5.10 shall be the consolidated and consoli-dating financial statements of the Company and all such consolidated subsidiaries.

5.10.6    The provisions of this Section 5.10 shall survive payment of the Note or its conversion to shares of Common Stock for three years.

5.11    Inspection. The Company shall permit the Lender on Lender’s written request, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Lender; provided, however, that the Company shall not be obligated pursuant to this Section 5.11 to provide access to any information that it reasona-bly and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. The provisions of this Section 5.11 shall survive payment of the Note or its conversion to shares of Common Stock for three years.

5.12    Acknowledgement. In order to avoid doubt, it is acknowledged that Lender shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the preferred stock of the Company or as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Common Stock or preferred stock underlying the Equity Securities that occur prior to the conversion of the Note.

5.13    Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM,

DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

5.14    Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to the other party if so requested.

Signature Pages Follow

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CALPIAN, INC.

By:    /s/ Harold Montgomery________________
Harold Montgomery, CEO

HALL PHOENIX/INWOOD, LTD.
By:    Phoenix Inwood Corporation, General Partner

By:    /s/ Bryan Tolbert_____________________
Bryan Tolbert, Vice President of Finance

Schedules to Loan and Security Agreement

Schedule 2.4.4.1 - Company Reports; Financial Statements.

LIMITED INFORMATION ABOUT CALPIAN IS AVAILABLE.

The Company’s Form 10-K for the fiscal year ended March 31, 2015 was due to the SEC on June 29, 2015, but not filed, and the Company’s Form 10-Q for the quarterly period ended June 30, 2015 was due to the SEC on August 14, 2015, but not filed. As a result, there is limited information available about the Company’s financial results of operations, or otherwise, for periods subsequent to filing, and periods presented in, its Form 10-Q for the period ended December 31, 2014. Lender is purchasing the Securities without the information that would normally be available to investors if the Company filed the reports described above and after reviewing and understanding all information provided to Lender in this Schedule 2.4.4.1 and Schedule 2.4.4.3 below, or otherwise.

Schedule 2.4.4.3 - Financial Statements.

FINANCIAL STATEMENT ADJUSTMENTS

The Company is in the process of evaluating its financial statement presentation of its “Revenues” figures, that relate specifically to revenues generated in its Money-On-Mobile business segment, to determine if any adjustment is required to previously reported financial statements. Currently, the Company reports certain Money-On-Mobile transactions as “Revenues” and “Cost of revenues” on a “Gross-basis” to determine “Gross profit.” For example, in the Form 10-Q for the period ended December 31, 2014, the Company reported “Revenues” generated in Money-On-Mobile transactions of $57,732,749 and providing a separate “Cost of revenues” line item of $57,148,906, which was the basis for presenting an aggregate “Gross profit” for all business segments equal to $2,133,536 (which is comprised of the $583,843 “Gross profit” for the Money-On-Mobile business segment) for the three months ended December 31, 2014. The Company is determining whether presenting certain Money-On-Mobile “Revenues” on a “Gross-basis” or “Net-basis.” A change to a “Net-basis” would reduce the aggregate total revenues generated in Money-On-Mobile transactions by a substantial portion of the costs previously reported as a “Cost of revenue” line item. The potential effect of this presentation change of “Revenues” may be a substantial reduction in “Revenues” and a corresponding reduction in “Cost of revenues,” but requiring no adjustments to “Gross profit.” Also, any “Gross” to “Net” Revenue presentation change will have no impact on Operating Income, Net Income, and Balance Sheet or Cash Flow statement. Lender is purchasing Securities with knowledge of the potential adjustments described above.

EXHIBIT A:
CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

$2,000,000.00                                    September 17, 2015

FOR VALUE RECEIVED, Calpian, Inc., a Texas corporation (the “Company”), hereby promises to pay Hall Phoenix/Inwood, Ltd. (the “Lender”), the principal sum of Two Million Dollars ($2,000,000.00), with simple interest on the outstanding principal amount at the rate of ten percent (10%) per annum, provided that in no event shall the interest rate be less than the minimum rate of interest required in order to avoid the imputation of interest for federal income tax purposes. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full or converted. This Note is issued pursuant to that certain Loan and Security Agreement dated effective as of September 17, 2015 between the Company and the Lender (the “Purchase Agreement”) and is entitled to the benefits of and is subject to the terms contained in that Purchase Agreement, including provisions for Next Equity Financing, Maturity, Change of Control and Voluntary conversion mechanisms.  Capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

1.    Maturity. Unless earlier converted into Equity Securities pursuant to Section 2.2 of, the Purchase Agreement, the outstanding principal and accrued interest shall be due and payable by the Company on demand by the Lender at any time after the Maturity Date.

2.    Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Lender, or at such other place as the holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to accrued interest due and payable and any remainder applied to principal.

3.    Pre-Payment. Prepayment of principal, together with accrued interest, may not be made prior to the Maturity Date without the Lender’s consent.  If pre-payment is consented to by the Lender it will be without any prepayment penalties and interest will no longer continue to accrue on any prepaid principal amounts after such pre-payments. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

4.    Successors and Assigns.  This Note applies to, inures to the benefit of and binds the successors and assigns of the parties hereto.  Notwithstanding the forgoing, any transfer of this Note may be affected only in accordance with the Purchase Agreement. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, as well as all other terms and conditions contained in this Note and in the Purchase Agreement, and agrees to comply with all such terms and conditions for the benefit of the Company.

5.    Titles and Subtitles.  The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

6.    Amendments and Waivers; Resolutions of Dispute; Notice.  The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement. This Note is a novation of any and all prior agreements between the parties with regard to the subjects hereof.

7.    Severability.  If any provision of this Note is held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.    Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

CALPIAN, INC.

By:    ____________________________________
Harold Montgomery, CEO

HALL PHOENIX/INWOOD, LTD.
By:    Phoenix Inwood Corporation, General Partner

By:    ___________________________________
Bryan Tolbert, Vice President of Finance